Exhibit 10.3

Marsh & McLennan Companies International Retirement Plan
As Amended and Restated Effective January 1, 2009

MARSH & McLENNAN COMPANIES INTERNATIONAL RETIREMENT PLAN
TABLE OF CONTENTS

PREFACE	2
ELIGIBILITY & PARTICIPATION	3
COST OF THE PLAN	3
VESTING	3
BENEFIT FORMULA	3
Transition Benefits	4
TIME OF PAYMENT	4
General Rules	4
Commencing on Normal Commencement Date	5
Commencing on Early Commencement Date	5
Commencing on Deferred Commencement Date	6
FORM OF PAYMENT	6
Normal Form of Payment	7
Optional Forms of Payment	7
DEATH	8
Survivor Benefit if Participant Dies While Actively Employed	8
Survivor Benefit if the Participant Dies after Termination but Before the Participant’s Benefit Commencement Date	9
Survivor Benefit if the Participant Dies After Benefit Commencement Date	9
BREAKS IN SERVICE AND REHIRE	9
PLAN ADMINISTRATOR	9
Plan Administrator Discretion	10
PLAN AMENDMENT AND TERMINATION	10
SPECIAL RULES FOR SECTION 409A PARTICIPANTS	10
Time of Payment - Special Rules for 409A Participants	11
Form of Payment – Special Rules for 409A Participants	12
Lump Sum Payments - Special Rules for 409A Participants	12
Death - Special Rules for 409A Participants	13
Disability - Special Rules for 409A Participants	16
Breaks In Service and Rehire	16
DEFINITIONS	17

Marsh & McLennan Companies International Retirement Plan

PREFACE
The Marsh & McLennan Companies International Retirement Plan (the “Plan”) was established by Marsh & McLennan Companies, Inc. (“MMC”), first effective November 14, 1984. The Plan is sponsored by MMC on behalf of such members of its World-wide Controlled Group (the “Company”) as may be determined by MMC.
The Plan follows the design of the Marsh & McLennan Companies U.S. Retirement Program, and is generally intended to provide retirement benefits to a select group of non-U.S. employees for services rendered to the Company who:

•	because of career assignments outside their home country, might not be continuously covered under another Company retirement plan,

•	might not be entitled to receive benefits from any other Company retirement plan, and

•	are not U.S. nationals or green-card holders or U.S. resident aliens.
The Plan is intended to be maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, and is therefore intended to be exempt from the Employee Retirement Income Security Act to the extent provided in Section 4(b)(4) thereof.
The Plan has been amended since its inception date to reflect certain design modifications, to remain consistent with the Marsh & McLennan Companies U.S. Retirement Program. Although it is not anticipated that the United States Internal Revenue Code Section 409A will apply to the Plan, the Plan was amended on a provisional and precautionary basis to reflect terms that are compliant with Section 409A, solely with respect to, and in the event that, certain Plan benefits become subject to that provision of United States tax law.
To incorporate amendments previously made, and for administrative convenience, MMC hereby restates the Plan in its entirety, effective as of January 1, 2009.
Capitalized terms used herein shall have the meanings ascribed to them in the “Definitions” section or as they may be defined elsewhere within the text of the Plan.

ELIGIBILITY & PARTICIPATION
No employee shall participate in the Plan unless such employee has been designated as being eligible to participate in the Plan by MMC or the Plan Administrator. At the time an employee is designated as a Participant, MMC or the Plan Administrator will use its discretion to determine the employee’s initial participation date, which may be retroactive. MMC or the Plan Administrator may also determine a Participant’s ineligibility date; that is, the dates or events which may cause a Participant to cease participation in the Plan.
The participation of employees who are Participants shall continue until such time as their participation terminates in accordance with the terms of the Plan or by action of MMC or the Plan Administrator.
COST OF THE PLAN
The Company pays the full cost of the Plan. Employee contributions are not required or permitted.
VESTING
Participants are 100% vested after 60 months (five years) of Vesting Service, or at Normal Retirement Age if it occurs prior to completion of 60 months (five years) of Vesting Service. Participants become 100% vested regardless of Vesting Service upon a change in control of MMC, as determined by the Plan Administrator.
Vesting Service is the elapsed time period of a Participant’s total employment as an employee of the Company, whether or not a Participant in the Plan during that time. All determinations of Vesting Service and vested status will be made by the Plan Administrator and will be final and conclusive.
BENEFIT FORMULA
The Plan provides for a normal retirement benefit payable as a life annuity beginning on a Participant’s Normal Retirement Date. The Participant’s Normal Retirement Date is the first day of the month coincident with or next following the date a Participant attains age 65. Benefits are paid as monthly payments denominated in U.S. dollars.
The monthly amount of a Participant’s Accrued Benefit will be calculated as 1/12th of the amount resulting from application of the formula described below:
For Benefit Service performed on or after January 1, 2006:

•	For each month of the first 300 months (25 years) of Benefit Service, 2.0% multiplied by Eligible Monthly Pay
Plus (if applicable):

•	For each month of the next 60 months (5 years) of Benefit Service, 1.6% multiplied by Eligible Monthly Pay
Plus (if applicable):

•	For each month of Benefit Service in excess of 360 months (30 years), 1.0% multiplied by Eligible Monthly Pay
Minus

•	Benefit Offsets (as defined herein).

For Benefit Service performed prior to January 1, 2006:
For the first 300 months (25 years) of Benefit Service:

•	2.0% of Final Average Monthly Salary as of December 31, 2005 multiplied by months of Benefit Service as of December 31, 2005
Plus (if applicable) for the next 60 months (5 years) of Benefit Service:

•	1.6% of Final Average Monthly Salary as of December 31, 2005 multiplied by months of Benefit Service as of December 31, 2005 in excess of 300 months (25 years) but less than 360 months (30 years)
Plus (if applicable) after 360 months (30 years) of Benefit Service:

•	1% of Final Average Monthly Salary as of December 31, 2005 multiplied by months of Benefit Service as of December 31, 2005 in excess of 360 months (30 years)
Minus

•	Benefit Offsets (as defined herein).

Transition Benefits:
A Participant is eligible for a Transition Benefit if, as of December 31, 2005, the Participant had at least 10 years of Vesting Service and was at least age 50. The Transition Benefit applies an adjustment to the Accrued Benefit at December 31, 2005, which takes into account increases in a Participant’s Final Average Monthly Salary after that date and while an active Participant in the Plan, and provided that the Participant remains continuously employed by the Company. The Transition Benefit is determined by multiplying the Participant’s December 31, 2005 Accrued Benefit by the ratio of the Participant’s Final Average Monthly Salary at the date of termination of his or her participation in the Plan (subject to consideration of Final Average Monthly Salary earned after a return to participation in the Plan, so long as the Participant remained continuously employed by the Company) to the Participant’s Final Average Monthly Salary determined at December 31, 2005. (This ratio is a fraction, where the numerator is the Participant’s Final Average Monthly Salary at such date and the denominator is the Participant’s Final Average Monthly Salary at December 31, 2005. The fraction will never be less than 1.0.)
TIME OF PAYMENT
General Rules:

If a Participant has a vested Accrued Benefit and terminates employment with the
Company, the Participant is eligible to commence payment of benefits from the Plan in accordance with the following rules.

If the Participant is at least age 55 and has completed at least five years of Vesting Service when the Participant terminates employment, the Participant is considered a Retired Participant.

If the Participant has completed at least five years of Vesting Service, but has not yet attained age 55 when the Participant terminates employment, the Participant is considered a Terminated Vested Participant.

If the Participant has not completed five years of Vesting Service and has not yet attained age 65 when the Participant terminates employment, the Participant’s participation ends and the Participant does not have a right to a benefit payment.

If the value of a Participant’s vested Accrued Benefit is determined by the Plan Administrator to be greater than a small benefit amount, the Participant may elect to commence monthly payments of his or her benefit as early as the first day of the month coincident with or next following age 55, but no later than the Participant’s Latest Retirement Date, as defined herein.

•	If a Participant commences on or after attaining age 55, but before attaining age 65, the Participant is commencing on an Early Commencement Date.

•	If a Participant commences upon attaining age 65, the Participant is commencing on a Normal Commencement Date.

•	If a Participant delays the commencement of the Participant’s benefit past age 65, the Participant is commencing on a Deferred Commencement Date.

If the value of a Participant’s vested Accrued Benefit is determined by the Plan Administrator to be a small benefit amount, the Plan Administrator may cause the Plan to pay the Participant’s entire Accrued Benefit in the form of an immediate single lump sum payment, in lieu of any other benefits.
Commencing on Normal Commencement Date:
When a Participant elects to commence on a Normal Commencement Date, the Participant’s Accrued Benefit will be calculated as described in “Benefit Formula” above, and will not be adjusted for early or deferred commencement.
Commencing on Early Commencement Date:
When a Participant elects to commence on an Early Commencement Date, the Participant’s monthly payments are adjusted to reflect the longer period over which monthly payments are expected to be made. The amount of the adjustment depends on whether the Participant is a Retired Participant or a Terminated Vested Participant and the Participant’s age when he or she commences monthly payments.

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Early Commencement for a Retired Participant - If a Participant is a Retired Participant, he or she may elect to commence monthly payments as of the first day of any month after the Participant terminates employment. When determining the amount of such Participant’s monthly payments, the Participant’s Accrued Benefit will be actuarially adjusted (reduced) to reflect a longer expected payout period. The actuarial adjustment factors for this purpose are as follows:

◦
In the case of a Participant who terminates employment on or after January 1, 2006, (i) with respect to his or her benefit accrued as of December 31, 2005 (and with respect to any Transition Benefit), zero percent (0%) for each of the first thirty-six (36) months by which benefit commencement precedes his or her Normal Retirement Date, and one-third of one percent (1/3%) for each additional month by which benefit commencement precedes his or her Normal Retirement Date, and (ii) with respect to his or her benefit accrued after December 31, 2005, if any, five-twelfths of one percent (5/12%) for each month by which benefit commencement precedes his or her Normal Retirement Date.

◦
In the case of a Participant who terminates employment before January 1, 2006, zero percent (0%) for each of the first thirty-six (36) months by which benefit commencement precedes his or her Normal Retirement Date and one-third of one percent (1/3%) for each additional month by which benefit commencement precedes his or her Normal Retirement Date.

•
Early Commencement for a Terminated Vested Participant - If a Participant is a Terminated Vested Participant, he or she may elect to commence monthly payments on the first of any month coincident with or next following the date the Participant attains age 55. If the Participant elects to commence monthly benefit payments before he or she attains age 65, the Participant has an Early Commencement and his or her Accrued Benefit will be actuarially adjusted (reduced) to take into account the longer expected payout period. The actuarial adjustment factors for this purpose are as follows:

◦	In the case of a Participant without any Benefit Service after 1990, one-quarter of one percent (0.25%) for each month by which benefit commencement precedes his or her Normal Retirement Date.

◦
In the case of a Participant with Benefit Service after 1990, (i) with respect to his or her benefit accrued before January 1, 2003, zero percent (0%) for each of the first thirty-six (36) months by which benefit commencement precedes his or her Normal Retirement Date, and one-third of one percent (1/3%) for each additional month by which benefit commencement precedes his or her Normal Retirement Date, and (ii) with respect to his or her benefit accrued after December 31, 2002, if any, one-half of one percent (1/2%) for each month by which benefit commencement precedes his or her Normal Retirement Date.

Commencing on Deferred Commencement Date:
An Accrued Benefit under the Plan is expected to commence on the first of the month coincident with or next following the date the Participant attains age 65. If commencement of monthly payments is delayed to a later date, monthly benefit payments will be deemed to be suspended and there will be no actuarial adjustment to reflect the shorter payment period.

FORM OF PAYMENT
The payment forms described in this section apply to all Plan benefits, including 409A Benefits. The Plan offers a number of forms of payment. Each form of payment is actuarially equivalent. The differences in the monthly amount payable under each form of payment reflect the Participant’s age when he or she commences monthly benefit payments, any difference between the Participant’s age and the age of the person designated to receive the Participant’s benefit in the event of the Participant’s death, if any (the Designated Survivor), and the projected payout period. Once benefit payments begin, a Participant may not change his or her form of payment.

Normal Form of Payment:
If a Participant does not elect a form of payment at the time Plan benefits must commence, then he or she will receive the normal form of monthly payment:

•
If the Participant does not have a Spouse or Domestic Partner on the Benefit Commencement Date, the normal form of payment is a single life annuity. A single life annuity provides equal monthly payments for as long as the Participant lives. No further payments are made to the Participant or his or her beneficiaries after death of the Participant.

•
If the Participant has a Spouse or Domestic Partner on the Benefit Commencement Date, the normal form of payment is a 50% contingent annuity with the Participant’s Spouse or Domestic Partner as Designated Survivor. A 50% contingent annuity provides a monthly benefit payment for the Participant’s life and when the Participant dies, it will provide a monthly benefit payment for the life of the Participant’s Spouse or Domestic Partner, if the Spouse or Domestic Partner is still living at the time of the Participant’s death. The contingent annuity form of payment is described more fully below under “Optional Forms of Payment.”

Optional Forms of Payment:
A Participant may elect from among any of the following actuarially equivalent forms of payment, following such election procedures as may be required by the Plan Administrator.

•
Single Life Annuity: The single life annuity form of payment provides equal monthly payments for as long as the Participant lives. No further payments are made to the Participant or his or her beneficiaries after death of the Participant.

•
Contingent Annuity: The contingent annuity form of payment provides a monthly benefit payment for the Participant’s life and when the Participant dies, it will provide a monthly benefit payment for the life of a Designated Survivor, if that person is still living at the Participant’s death. When a Participant elects to commence his or her monthly benefit payment, the Participant selects both the Designated Survivor and the specific percentage of his or her monthly benefit amount (50%, 66 2/3%, 75% or 100%) to be paid to the Participant’s Designated Survivor. When the Participant dies, the Participant’s Designated Survivor, if then living, will receive the percentage of the Participant’s monthly benefit that the Participant selected, for the remainder of his or her life.

If the Participant elects this payment form, a reduction factor determined by the Plan Administrator will be applied to the Participant’s monthly benefit to take into account that the payments will be made over the course of two lives — the Participant’s and in the event of the Participant’s death, the Participant’s Designated Survivor’s if he or she is still living at the Participant’s death. The amount of the Participant’s reduced monthly payments depends on the benefit percentage chosen for the designated survivor, the age difference between the Participant and the Participant’s Designated Survivor, and the Participant’s age at the Benefit Commencement Date. Once the Participant’s monthly payments begin, the Participant cannot change the percentage elected for the Designated Survivor, nor can the Participant change the Participant’s Designated Survivor, even if he or she dies before the Participant. If the Designated Survivor is not living at the time of the Participant’s death, monthly benefit payments will stop.

•
Period certain: The period certain form of payment is a single life annuity combined with a guaranteed payment period. This form of payment provides the Participant with equal monthly payments for the Participant’s life and guarantees that benefits will be paid for a minimum of 5, 10, 15 or 20 years as the Participant elects (but no longer than the Participant’s life expectancy), in the event that the Participant dies before all guaranteed payments are made. If the Participant dies before all guaranteed payments are made, the Participant’s Designated Survivor will receive the remaining payments. If the Participant survives the period of guaranteed payments, the Participant’s monthly benefit will be continued for as long as the Participant lives, but no payments will be made to the Participant’s Designated Survivor after the Participant’s death. If both the Participant and the Participant’s Designated Survivor die before all guaranteed payments are made, the commuted value of the balance of the guaranteed payments will be made in one lump sum to the executor or administrator as the case may be, of the last to die. The Participant can elect to change his or her Designated Survivor at any time prior to the Participant’s death.

If the Participant elects this payment form, a reduction factor determined by the Plan Administrator and based on the Participant’s age, will be applied to the Participant’s monthly benefit to take into account the guaranteed period. The longer the guarantee period elected, the greater the reduction to the Participant’s monthly benefits.
DEATH
In the event of the Participant’s death before the Participant’s benefit commences, a death benefit will be payable under the Plan if the Participant has a vested Accrued Benefit at the time of death and there is an Eligible Survivor. If the Participant does not have a vested Accrued Benefit or there is no Eligible Survivor, no death benefit is payable.
An Eligible Survivor may be: (i) a Spouse to whom the Participant has been married for at least twelve consecutive months at the time of the Participant’s death, (ii) a Domestic Partner with whom the Participant has been registered for at least twelve consecutive months at the time of the Participant’s death or (iii) a partner who can substantiate that an eligible domestic partnership relationship with the Participant (which met the criteria necessary for the partner to qualify as an unregistered Domestic Partner as defined in the Plan) existed at the time of the Participant’s death. If a Participant was married to a Spouse or was registered with a domestic partner for fewer than twelve consecutive months at the time of death, such Spouse or registered domestic partner might qualify as a Domestic Partner pursuant to (iii) above.
Survivor Benefit if Participant Dies While Actively Employed:

•
If the Participant dies before age 50 - If a Participant is actively employed, has a vested Accrued Benefit and dies before age 50, the Participant’s Eligible Survivor will be eligible for a survivor benefit. The survivor benefit will be equal to the Designated Survivor’s portion of the Accrued Benefit, calculated as if the Participant had terminated employment on the Participant’s date of death and had elected a 50% contingent annuity. The Participant’s Eligible Survivor’s monthly benefit payments will commence on the first of the month following the month in which the Participant would have attained age 65, unless the Eligible Survivor elects to commence the benefit earlier. The Participant’s Eligible Survivor can elect to commence monthly benefit payments as early as the first of the month following the month when the Participant would have attained age 55, however, the monthly benefit payment will be reduced by applying the Plan’s early commencement reduction factors.

•
If the Participant dies on or after age 50 - If the Participant is an Active Participant, has a vested Accrued Benefit and dies on or after age 50, the Participant’s Eligible Survivor will be eligible for a survivor benefit equal to 50% of the Participant’s vested Accrued Benefit calculated as if the Participant had terminated employment on his or her date of death. Monthly benefit payments will commence as of the first of the month following the Participant’s death. The monthly benefit payment will not be reduced by the Plan’s early commencement reduction factors.

Survivor Benefit if the Participant Dies after Termination but Before the Participant’s Benefit Commencement Date:
If a Participant dies after having terminated employment, but before his or her Benefit Commencement Date, the Participant’s Eligible Survivor will be eligible for a survivor benefit. The survivor benefit will be equal to the Designated Survivor’s portion of the Accrued Benefit, calculated as if the Participant had terminated employment on the Participant’s date of death and had elected a 50% contingent annuity. The Participant’s Eligible Survivor’s monthly benefit payments will commence on the first of the month following the month in which the Participant would have attained age 65, unless the Participant’s Eligible Survivor elects to commence the monthly benefit payments earlier. The Participant’s Eligible Survivor can elect to commence monthly benefit payments as early as the first of the month following the month when the Participant would have attained age 55, however, the monthly benefit payment will be reduced by applying the Plan’s early commencement reduction factors.
Survivor Benefit if the Participant Dies After Benefit Commencement Date:
Monthly benefit payments will be made to the Designated Survivor if any, that the Participant named when the Participant commenced his or her benefit. The benefit, if any, payable after the Participant’s death, will be based on the form of payment elected by the Participant when benefits commenced.
BREAKS IN SERVICE AND REHIRE
If a Participant leaves the Company and is later rehired, the Participant’s benefits under this Plan will be reviewed by the Plan Administrator, which will make a determination as to how they are affected. If a Participant terminates employment, commences benefits and is then rehired, benefits will continue to be paid even during periods of re-employment.
PLAN ADMINISTRATOR
Unless otherwise determined by MMC, MMC will be the Plan Administrator. Except as provided in the section titled “Eligibility & Participation,” the Plan Administrator has the responsibility and exclusive discretionary authority to interpret the provisions of the Plan and to resolve any questions or disputes arising under it. Any determination of the Plan Administrator shall be final and conclusive in all respects, and not subject to further review or appeal by Participants or their representatives. The Plan Administrator may select and engage, in its discretion, such agents or service providers as may be necessary to carry out the ministerial and non-discretionary day-to-day operations of the Plan, and may delegate all or any portion of such duties, powers and responsibilities hereunder to any agent or service provider. Such agents or service providers may include a non-U.S. subsidiary or affiliate of the Company or a non-U.S. third-party administrator.

Plan Administrator Discretion:
The Plan Administrator’s discretionary authority and responsibilities will include, but will not be limited to the following:

•
Should the Plan Administrator determine, after consulting with the plan administrator of another Company plan, that the other Company plan may provide benefits with respect to the same period of Benefit Service recognized under the Plan, then the Plan Administrator may cancel the Participant’s benefit under this Plan, provided that; the other Company plan does actually provide such benefits and, in the case of a 409A Participant and with respect to any 409A Benefits, such cancellation is consistent with Internal Revenue Code Section 409A.

•
Should the Plan Administrator determine that a provision of this Plan will result in a violation of local law, the Plan Administrator may take action as needed to prevent such violation, provided that, in the case of a 409A Participant and with respect to any 409A Benefits, such action is consistent with Internal Revenue Code Section 409A.

•
The Plan is intended to make payment of benefits as a monthly annuity. The Plan Administrator may, in certain circumstances and at its sole discretion, with respect to any Plan benefits (including death benefits), pay benefits in one payment or change the frequency of annuity payments, provided that the resulting payment or payments in the aggregate are equal to the actuarial equivalent, as determined by the Plan Administrator, of the Participant’s Accrued Benefit, in lieu of the monthly annuity described above, and provided further that, in the case of a 409A Participant and with respect to any 409A Benefits, such action is consistent with Internal Revenue Code Section 409A. Such circumstances may include, but are not limited to, lump sum payment of Accrued Benefits determined to be of small value or lump sum payments deemed necessary to avoid adverse local income tax treatment.

PLAN AMENDMENT AND TERMINATION
MMC reserves the right to amend or modify any Plan provision, including those related to the rights to benefits or calculation of benefits, and may terminate or suspend the Plan at any time; provided however, that any amendment, suspension or termination shall not cause the Plan to violate Internal Revenue Code Section 409A with respect to 409A Benefits.
SPECIAL RULES FOR SECTION 409A PARTICIPANTS
Although it is not anticipated that the United States Internal Revenue Code Section 409A will apply to the Plan, the provisions of this section shall apply in lieu of any contrary rules in the Plan only in the event and to the extent that the benefit of any Participant is subject to Internal Revenue Code Section 409A (“Section 409A”).
Plan benefits that are subject to Section 409A are subject to special time and form of payment requirements described below. The Plan Administrator will determine whether all or any portion of a Participant’s Plan benefit is subject to Section 409A. If it is determined that a Participant’s benefit is subject to 409A, then the Plan Administrator will determine the portion of the Participant’s benefit (if any) that is exempt from Section 409A pursuant to its grandfathering rules, and the portion that is subject to Section 409A, using the rules described below.

A Participant who is a “service provider” as that term is defined by Section 409A will be referred to as a “409A Participant.” The provisions of this section of the Plan are inapplicable to Participants who are not 409A Participants.

•
“409A Benefit” - The portion of a 409A Participant’s Plan benefit that is subject to Section 409A is generally that portion either (i) earned after December 31, 2004, or (ii) earned before January 1, 2005 and first vested after such date. Notwithstanding any other provision in the Plan, with respect to a 409A Benefit, the terms of the Plan shall in all instances be interpreted in a manner so as to comply with the requirements of Section 409A of the Internal Revenue Code.

•	“Grandfathered Benefit” – The portion of a 409A Participant’s Plan benefit that is exempt from Section 409A is generally that portion earned and vested before January 1, 2005.

•
“409A Survivor Benefit” – The survivor benefit payable in the event that the 409A Participant dies before commencing a benefit. The 409A Survivor Benefit is based on the 409A Participant’s 409A Benefit if the Participant’s Eligible Survivor is a Spouse as defined under U.S. federal law on October 3, 2004, or, alternatively, is based on the 409A Participant’s 409A Benefit and Grandfathered Benefit if the 409A Participant’s Eligible Survivor is not a Spouse as defined under U.S. federal law on October 3, 2004.

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“Grandfathered Survivor Benefit” – A Grandfathered Survivor Benefit is payable only if the 409A Participant dies before commencing a benefit and has a Grandfathered Benefit and an Eligible Survivor who is a Spouse as defined under U.S. federal law on October 3, 2004.

Such benefits are payable to 409A Participants as described below.

Time of Payment - Special Rules for 409A Participants:

•
Rules for a 409A Benefit – 409A Participants may not select the commencement date for a 409A Benefit. A 409A Benefit must commence effective with the month following the later of Separation from Service or the attainment of age 55. Payment of a 409A Benefit will be delayed until the fourth month following Separation from Service, unless the 409A Participant is deemed a Specified Employee at the time of commencement. If the 409A Participant is a Specified Employee at the time of commencement, payment will be delayed until the seventh month following Separation from Service. Separation from Service occurs in the following circumstances:

◦
The number of hours a 409A Participant performs service for the Company in a week is 20% or less of the average weekly hours the 409A Participant worked during the previous 36 month (3 year) period and is reasonably expected to remain at or below that 20% threshold.

◦
A 409A Participant incurs a disability, which meets one of the following requirements (i) the 409A Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the 409A Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a Company accident and health plan; provided that in either case, the absence resulting from such disability exceeds 29 months.

◦	A 409A Participant is on an unpaid bona fide leave of absence for more than 6 months.
Notwithstanding the above,

◦
If a 409A Benefit becomes payable on account of a Separation from Service occurring upon the death of a 409A Participant, the timing of the survivor benefit will depend on the age and employment status of the 409A Participant on the date of death.

◦
If a 409A Benefit becomes payable on account of Separation from Service due to disability, benefit payments will commence in the calendar month following the month in which the 409A Participant attains age 65.

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If a 409A Benefit is determined by the Plan Administrator to be a small benefit, it will be paid in the fourth month (seventh month if the 409A Participant is a Specified Employee) following the calendar month in which the 409A Participant separates from service. (See, “Small Benefit Lump Sum Rule for 409A Benefits,” below, in the subsection titled “Lump Sum Payments - Special Rules for 409A Benefits”.)

•	Rules for a Grandfathered Benefit – A Grandfathered Benefit is generally paid under the same timing rules as described in “Time of Payment - General Rules.”

Form of Payment – Special Rules for 409A Participants:

The Plan offers a number of forms of payment. Each form of payment is actuarially equivalent. Accordingly, with respect to 409A Benefits and Grandfathered Benefits, 409A Participants may select from among any of the Plan’s optional forms of payment as outlined in the section titled “Optional Forms of Payment” within the “Form of Payment” section above.
Lump Sum Payments - Special Rules for 409A Participants:

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Lump Sums for 409A Participants - 409A Participants may not elect a lump sum distribution with respect to 409A Benefits or Grandfathered Benefits. The Plan Administrator may not discretionarily pay 409A Benefits in the form of a lump sum, but may pay in its discretion, a lump sum equal to the actuarial equivalent, as determined by the Plan Administrator, of the 409A Participant’s accrued Grandfathered Benefit.

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Small Benefit Lump Sum Rule for 409A Benefits - If a 409A Participant has a 409A Benefit determined by the Plan Administrator to be a small benefit, the 409A Participant will receive a single lump sum payment representing his or her entire vested 409A Benefit under the Plan. The amount of the single lump sum payment will be determined as of the first of the month following the calendar month in which the 409A Participant incurs a Separation from Service and payment will be made in the fourth month (seventh month if the 409A Participant is a Specified Employee) following the calendar month in which the Participant incurs a Separation from Service. Such Participant’s

Grandfathered Benefits, if any, may be paid as a single lump sum only in the discretion of the Plan Administrator pursuant to the preceding paragraph.

A 409A Benefit is a small benefit if the aggregate single lump sum value of the 409A Participant’s 409A Benefit accruals attributable to this Plan and all similar non-qualified Company plans that are subject to Section 409A (less any portion of the benefit that has already been paid) is less than the limit prescribed under Internal Revenue Code Section 402(g) ($17,500 for 2014) assuming payment of those benefits occurs at the later of the 409A Participant’s earliest retirement age under each plan or the 409A Participant’s Separation from Service date.

Death - Special Rules for 409A Participants:

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409A Survivor Benefits - Death Before 409A Benefit Commences – A 409A Survivor Benefit shall be payable in the following events: (i) A 409A Participant who has a vested 409A Benefit dies before the 409A Benefit commences and has an Eligible Survivor, or (ii) A 409A Participant who has a Grandfathered Benefit dies before the Grandfathered Benefit commences and has an Eligible Survivor who is not a Spouse as defined under U.S. federal law as of October 3, 2004. The Plan does not pay a 409A Survivor Benefit upon the 409A Participant’s death if the 409A Participant does not have a vested 409A Benefit or does not have any Eligible Survivor at the time of death.

If the value of a 409A Survivor Benefit is determined by the Plan Administrator to be a small benefit, the Plan Administrator may cause the Plan to pay the Eligible Survivor an immediate single lump sum payment in lieu of any other death benefits.

The amount of the 409A Survivor Benefit payable to an Eligible Survivor depends on the Applicable Benefit. For purposes of this section, the term “Applicable Benefit” shall mean either:

(i) if the Participant’s Eligible Survivor is a Spouse, as defined under U.S. federal law on October 3, 2004, the Applicable Benefit shall be the Participant’s vested 409A Benefit (and shall not include the Participant’s Grandfathered Benefit, if any); or

(ii) if the Participant’s Eligible Survivor is not a Spouse, as defined under U.S. federal law on October 3, 2004, the Applicable Benefit shall be the sum of the Participant’s vested 409A Benefit and the Participant’s Grandfathered Benefit, if any.

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If a 409A Participant dies before age 50 and before termination of employment: If a 409A Participant dies while actively employed, before attaining age 50 and is vested in his or her Applicable Benefit at the time of death, the 409A Participant’s Eligible Survivor will receive a 409A Survivor Benefit equal to the Designated Survivor’s portion of the 409A Participant’s Applicable Benefit as if the 409A Participant had terminated employment and incurred a Separation from Service on the 409A Participant’s date of death and elected a 50% contingent annuity. The 409A Survivor Benefit will commence on the first of the month following the month the 409A Participant would have attained age 55 and will be reduced by the Plan’s early commencement reduction factors.

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If a 409A Participant dies on or after age 50 and before termination of employment: If a 409A Participant dies while actively employed after attaining at least age 50 and is vested in his or her Applicable Benefit at the time of death, the 409A Participant’s Eligible Survivor will receive a 409A Survivor Benefit equal to 50% of the 409A Participant’s Applicable Benefit, calculated as if the 409A Participant had terminated employment and incurred a Separation from Service on his or her date of death. The 409A Survivor Benefit will commence as soon as administratively practicable after the 409A Participant’s death, provided that payments commence no later than ninety (90) days following the notification of the 409A Participant’s death. The 409A Survivor Benefit will not be reduced by the Plan’s early commencement reduction factors.

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If a 409A Participant dies after termination of employment and before commencing an Applicable Benefit: If a 409A Participant dies after terminating employment and before commencing a portion of the 409A Participant’s Applicable Benefit, the 409A Participant’s Eligible Survivor will receive a 409A Survivor Benefit equal to the Designated Survivor’s portion of the portion of the 409A Participant’s Applicable Benefit that has not yet commenced calculated as if the 409A Participant had terminated employment and incurred a Separation from Service on his or her date of death and elected the 50% contingent annuity option. The 409A Survivor Benefit will be reduced using the Plan’s early commencement reduction factors. The 409A Survivor Benefit will commence at the later of: (i) the calendar month following the month the 409A Participant would have attained age 55, or (ii) the calendar month following the month of the 409A Participant’s death.

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409A Benefits - Death After 409A Benefit Commences - If a 409A Participant dies after any portion of the 409A Participant’s Applicable Benefit commences, monthly benefit payments will be made to the Designated Survivor if any, that the 409A Participant named when the 409A Participant commenced his or her Applicable Benefit. The benefit, if any, payable after the 409A Participant’s death, will be based on the form of payment elected by the 409A Participant when the Applicable Benefit commenced.

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Grandfathered Survivor Benefit – Death Before Grandfathered Benefit Commences – A Grandfathered Survivor Benefit shall be payable only if a 409A Participant (i) has a Grandfathered Benefit, (ii) dies before the Grandfathered Benefit has commenced, and (iii) has an Eligible Survivor who is a Spouse as defined under U.S. federal law on October 3, 2004. If the 409A Participant does not have a Grandfathered benefit or there is no Eligible Survivor as defined in the preceding sentence, no Grandfathered Survivor Benefit is payable.

If a Grandfathered Survivor Benefit is payable, the amount of the benefit will depend on the 409A Participant’s Grandfathered Accrued Benefit at the time of death, the 409A Participant’s age at death, and whether the 409A Participant was an active or terminated employee at such time. If the value of a Grandfathered Survivor Benefit is determined by the Plan Administrator to be a small benefit, the Plan Administrator may cause the Plan to pay the Eligible Survivor an immediate single lump sum payment in lieu of any other survivor benefit.

Any Grandfathered Survivor Benefit payable under this section shall be payable as follows:

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If a 409A Participant dies before attaining age 50 and before termination of employment – If a Participant dies while actively employed before attaining age 50 the Eligible Survivor will receive a Grandfathered Survivor Benefit equal to the Designated Survivor’s portion of the 409A Participant’s Grandfathered Benefit as if the 409A Participant had terminated employment on his or her date of death and elected a 50% contingent annuity. This Grandfathered Survivor Benefit will commence as of the first of the month following the month in which the 409A Participant would have attained age 65. The 409A Participant’s Eligible Survivor can elect to commence the Grandfathered Survivor Benefit as early as the first of the month following the month when the 409A Participant would have attained age 55. The Grandfathered Survivor Benefit will be reduced by applying the Plan’s early commencement reduction factors.

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If a 409A Participant dies on or after age 50 and before termination of employment - If a 409A Participant dies while actively employed after attaining at least age 50, the 409A Participant’s Eligible Survivor will receive a Grandfathered Survivor Benefit equal to 50% of the 409A Participant’s Grandfathered Benefit, calculated as if the 409A Participant had terminated employment on his or her date of death. The Grandfathered Survivor Benefit will commence as of the first of the month following the 409A Participant’s death. The Grandfathered Survivor Benefit will not be reduced by the Plan’s early commencement reduction factors.

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Grandfathered Survivor Benefit if a 409A Participant dies after termination of employment but before a Grandfathered Benefit commences - If a 409A Participant dies after terminating employment and before commencing a Grandfathered Benefit, the 409A Participant’s Eligible Survivor will receive a Grandfathered Survivor Benefit equal to the Designated Survivor’s portion of the 409A Participant’s Grandfathered Benefit calculated as if the 409A Participant had terminated employment on his or her date of death and elected the 50% Contingent Annuity option. This benefit will commence as of the first of the month following the month in which the 409A Participant would have attained age 65. The 409A Participant’s Eligible Survivor can elect to commence a Grandfathered Survivor Benefit as early as the first of the month following the month when the 409A Participant would have attained age 55. The Grandfathered Survivor Benefit will be reduced by applying the Plan’s early commencement reduction factors.

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Grandfathered Benefits - Death After Grandfathered Benefit Commences - If a 409A Participant dies after a Grandfathered Benefit has commenced, monthly benefit payments will be made to the Designated Survivor if any, that the 409A Participant named when the 409A Participant commenced his or her Grandfathered Benefit. The benefit, if any, payable after the 409A Participant’s death, will be based on the form of payment elected by the 409A Participant when the Grandfathered Benefit commenced.

Disability - Special Rules for 409A Participants:

With respect to 409A Benefits, disability may qualify as a Separation from Service (see “Time of Payment - Special Rules for 409A Participants” above).

Breaks In Service and Rehire:
If a 409A Participant leaves the Company and is later rehired, the 409A Participant’s 409A and Grandfathered Benefits under this Plan will be reviewed by the Plan Administrator, which will make a determination as to how they are affected. If a 409A Participant incurs a Separation from Service, commences 409A Benefits and is then rehired, such benefits will continue to be paid even during periods of re-employment. Similarly, if a 409A Participant terminates employment, commences Grandfathered Benefits and is then rehired, such benefits will continue to be paid even during periods of re-employment.

DEFINITIONS

Accrued Benefit	This is the amount of benefit that a Participant has earned to date, as determined by the Plan’s benefit formula, assuming it is payable as a single life annuity commencing at age 65.
Actuarial Equivalence	Actuarial equivalence will be determined under assumptions and administrative procedures established by the Plan Administrator.
Benefit Commencement Date	This is the first day of the month for which a Participant’s benefit is deemed to be paid.
Benefit Offsets
As determined by the Plan Administrator, the actuarial equivalent of:
(i) any government paid monthly social security or similar retirement benefits from any country
(ii) termination indemnities, and
(iii) any other defined benefit or defined contribution benefits earned at any World-wide Controlled Group company, which, in all cases, are attributable to the period of Benefit Service recognized for purposes of the Plan.
A benefit offset denominated in a currency other than U.S. dollars, will be converted to U.S. dollars in accordance with administrative procedures established by the Plan Administrator.

Benefit Service
Benefit Service is the period of time elapsed from Participant’s date of initial eligibility for the Plan (or such earlier or later date specified by the Plan Administrator in conjunction with the Participant’s admission to the Plan) through the cessation date of participation in the Plan (due to cessation of eligibility as determined by MMC or the Plan Administrator, termination of employment, death, cessation of service due to disability or retirement).

Domestic Partner
At the time of reference, a partner with whom a Participant is registered as Domestic Partner (or a term of similar meaning, for example, civil union) in accordance with the requirements of a country, city, state, or municipality that recognizes domestic partnerships. If a Participant and his or her partner are not registered as Domestic Partners, a partner will qualify as a Domestic Partner for the purposes of the Plan if the Participant and his or her partner satisfy all of the following criteria:
•    The Participant and his or her partner are both at least age 18.
•    Neither the Participant nor his or her partner are currently nor have ever been married or the Domestic Partner of any other person for at least the previous 12 months.
•    The Participant and his or her partner are not related by blood to a degree of closeness that would prohibit marriage under applicable law.
•    The Participant and his or her partner are in an exclusive, committed relationship that has existed for at least 12 months and is intended to be permanent.
•    The Participant and his or her partner have mutually agreed to be responsible for each other’s common welfare.
•    The Participant and his or her partner have resided together for at least the previous 12 months and intend to do so permanently.

Eligible Monthly Pay
Eligible Monthly Pay is monthly base earnings paid during periods when employed by the Company and also receiving Benefit Service.
Base earnings for this purpose means basic salary and does not include bonuses, overtime, commissions and other extra compensation but does include before-tax salary reduction contributions to other benefit programs sponsored by the Company such as retirement savings plans and medical or other welfare benefit plans.

Eligible Survivor
For the purpose of the Plan’s survivor benefit payable in the event that death occurs before the benefit commences, an Eligible Survivor is: (i) a Spouse to whom the Participant has been married for at least twelve consecutive months at the time of the Participant’s death, or (ii) a Domestic Partner with whom the Participant has been registered for at least twelve consecutive months, or (iii) a Domestic Partner who would qualify as a Domestic Partner under the standards applicable to partners who are not registered, as delineated in the definition of “Domestic Partner.”
In the unlikely event that the Participant is a U.S. taxpayer, and for the purposes of administering a benefit that is grandfathered and not subject to 409A, an Eligible Survivor is limited to a Spouse as defined under U.S. federal law on October 3, 2004.

Final Average Monthly Salary
Final Average Monthly Salary is the highest consecutive 60-month average of a Participant’s monthly base salary paid during such Participant’s period of employment as an employee of the Company. Except for the purpose of determining a Transition Benefit, Final Average Monthly Salary does not consider compensation paid after December 31, 2005.
Base salary for this purpose means basic salary and does not include bonuses, overtime, commissions and other extra compensation but does include before-tax salary reduction contributions to other benefit programs sponsored by the Company such as retirement savings plans and medical or other welfare benefit plans.

409A Participant	A Participant who is a service provider as that term is defined by Internal Revenue Code Section 409A will be referred to as a 409A Participant.
Latest Retirement Date
A Participant’s Latest Retirement Date is the later of: (i) the first day of the month after or coincident with the date the Participant terminates employment or (ii) April 1 of the year following the year in which the Participant attains age 70½.

Normal Retirement Age	Age 65.
Normal Retirement Date	A Participant’s Normal Retirement Date is the first day of the month after or coincident with the date the Participant attains age 65.
Participant	An employee who has been designated as eligible for participation in the Plan under the rules described in the “Eligibility & Participation” section.
Plan Administrator	Unless otherwise determined by MMC, MMC will be the Plan Administrator.
Specified Employee
A Specified Employee is generally one of the Company’s top-paid officers with respect to whom benefit payments are required to be delayed for a minimum period of six months, pursuant to requirements under Section 409A of the Internal Revenue Code.

Spouse	For the purposes of the general rules, a Spouse is a person to whom a Participant is legally married.

Vested Termination Benefit
This is the benefit a Participant receives if he or she leaves the Company after becoming vested but before he or she is eligible to receive a retirement benefit (i.e., before age 55). (See, “Time of Payment; General Rules for Participants; Vested Termination - Termination before age 55”)

Vesting Service	Vesting Service is the elapsed time period of a participant’s total employment as an employee of the Company, whether or not a Participant in the Plan during that time.
World-wide Controlled Group
The term World-wide Controlled Group refers to a group of corporations related by a common ownership interest, most often when one business (or a chain of businesses) owns 80% or more of one or more subsidiaries. MMC’s World-wide Controlled Group generally includes MMC, its subsidiaries and affiliated companies. The determination of which companies are included in the World-wide Controlled Group will be made by the Plan Administrator.

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this amended and restated Plan to be executed by its duly authorized officer on the 24th day of April, 2014.

MARSH & McLENNAN COMPANIES, INC.

By: /s/ Laurie Ledford
Laurie Ledford Senior Vice President and Chief Human Resources Officer